EXHIBIT 4.1

MAKEMUSIC! INC.

BRIDGE LOAN AND INVESTMENT AGREEMENT

     This Bridge Loan and Investment Agreement (the “Agreement”), submitted as of the date set forth on the Signature Page, is between MakeMusic! Inc., a Minnesota corporation (the “Company”), and the undersigned investor (the “Investor”).

RECITALS

     The Company needs capital to fund its operations. The Investor desires to lend funds to the Company on the terms and conditions set forth in this Agreement. The Investor and other investors (collectively, the “Bridge Investors”) acquiring Bridge Notes (as defined below) on terms equivalent to those set forth herein may lend the Company up to an aggregate maximum of $800,000 in principal amount to the Company.

AGREEMENT

     In consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Investment. The Investor hereby purchases a 10% Subordinated Promissory Note (the “Bridge Note”), in substantially the form of Exhibit A attached to and incorporated into this Agreement in the aggregate maximum principal dollar amount set forth on the Signature Page (“Principal”). The shares of the Company’s $0.01 par value per share common stock (“Common Stock”) issuable upon conversion of the Bridge Note are herein referred to as the “Conversion Shares”. In the event the Next Financing (as defined below) has not occurred on or prior to March 31, 2003, the Investor shall be issued warrants (“Bridge Warrant”) in substantially the form of Exhibit B attached to and incorporated into this Agreement, to purchase three (3) shares of Common Stock for every $1.00 in outstanding principal of the Bridge Note on March 31, 2003. The “Next Financing” shall mean the Company’s next financing of equity or debt with equity features involving the receipt on or before March 31, 2003 of commitments for aggregate gross proceeds of at least $1 million, inclusive of the converted Bridge Notes.

     The information contained in this Agreement is only a summary of the terms and provisions of the Bridge Notes and the Bridge Warrants, and is qualified by more detailed information included in the form of Bridge Note and the form of Bridge Warrant. If the terms of this Agreement conflict with the terms of the Bridge Note or the Bridge Warrant, the terms of the Bridge Note and the Bridge Warrant shall control. By execution of this Agreement, the Investor acknowledges that the Company is relying upon the accuracy and completeness of the representations contained in this Agreement in complying with its obligations under applicable securities laws. The Bridge Note, the Bridge Warrant, the Conversion Shares and the Warrant Shares (as defined in the Bridge Warrant) are collectively referred to in this Agreement as the “Securities.”

2.     Loan/Promissory Note. The Investor shall tender the Investor’s checks payable to “MakeMusic! Inc.” to the Company at 6210 Bury Drive, Eden Prairie, MN 55346 or make a wire transfer to the Company in an aggregate dollar amount equal to the Principal concurrently with the delivery of this Agreement signed by the Investor. Instructions for a wire transfer are as follows:

Associated Bank 7760 France Avenue South Bloomington, MN 55435 Routing # 091001270 Account # 1529328

3.     Payment of Principal and Interest. Fifty percent (50%) of the outstanding principal and unpaid accrued interest on the Bridge Notes shall be due and payable in four (4) equal monthly installments beginning September 30, 2003 and ending December 31, 2003. The remaining outstanding principal and unpaid accrued interest shall be due and payable in four (4) equal monthly installments beginning September 30, 2004 and ending December 31, 2004. The Bridge Note shall accrue interest at the rate of 10% per annum as set forth in the Bridge Note. The outstanding principal and accrued interest on the Bridge Notes shall be automatically converted upon the occurrence of the Next Financing in accordance with the terms of the Bridge Note. U.S. Investors shall complete the Form W-9 and non-U.S. Investors shall complete the form W-8BEN, each of which has been provided by the Company. The relevant form should be returned concurrently with the delivery of this Agreement executed by the Investor.

4.     Security. Except as provided below, payment of this Bridge Note is unsecured in all respects. If the Next Financing has not occurred on or prior to March 31, 2003, the Bridge Notes shall become secured by all of the Company’s assets pursuant to a Security Agreement between the Company and the Agent (as defined in the Security Agreement) for and on behalf of the Investor, in substantially the form attached hereto as Exhibit C (the “Security Agreement”).

5.     Subordination. The payment of principal and interest under the Bridge Note is subordinated to the payment by the Company of “Senior Indebtedness” as defined in the Bridge Note. Payment of principal or interest may not be made on the Bridge Note if the Company is in default, or if the making of any payment would result in a default, with respect to the payment of amounts of any Senior Indebtedness.

6.     Default. The Company shall be in default under this Agreement and under the Bridge Note upon the happening after the date of this Agreement of any Event of Default as defined in Section 7 of the Bridge Note. In the event of a default, the holders of Bridge Notes (i) shall have the right, at their option and not subject to demand or notice, to declare all or any part of the Bridge Notes immediately due and payable and (ii) may exercise, in addition to the rights and remedies granted in this Agreement, all of the rights and remedies of a holder under the Bridge Note and under applicable law.

7.     Bridge Warrant. The Bridge Warrant will have an exercise price of $0.01 per share and will be exercisable at any time after the issuance of the Bridge Warrant. The Bridge Warrant will expire five (5) years from the date of issuance.

8.     Reservation of Shares of Common Stock. The Company shall, during the time that the Bridge Note or the Bridge Warrant remain outstanding, reserve and keep available from its authorized but unissued shares of Common Stock, a sufficient number of shares to issue the Conversion Shares and the Warrant Shares.

9.     Transfer Restrictions. The Securities shall be subject to certain restrictions on transfer as identified in this Agreement, the Bridge Note and the Bridge Warrant.

10.   Representations and Warranties of the Company. The Company represents and warrants to the Investor the following:

(a)	The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota.

(b)	This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company. All corporate action necessary to the authorization, issuance, and delivery of the Securities will be taken prior to issuance of the Securities.

(c)	The Bridge Note and Bridge Warrant, when issued and delivered to the Investor, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditor generally and by judicial limitations on the right of specific performance. The Conversion Shares and Warrant Shares have been reserved for issuance and, when issued upon conversion of the Bridge Note or exercise of the Bridge Warrant, as the case may be, will be duly authorized, validly issued and outstanding, fully paid, nonassessable.

11.     Representations and Warranties of Investor. The Investor hereby represents and warrants to the Company and its officers, directors, shareholders, employees and agents as follows:

(a)	Information About the Company. The Investor has obtained and reviewed all information about the Company as the Investor believes relevant to the decision to purchase the Securities including, without limitation, filings that the Company has made with the Securities and Exchange Commission (“SEC”). The Investor has also had the opportunity to ask questions of, and to receive answers from, the Company or an agent or a representative of the Company concerning the terms and conditions of the investment and the business and affairs of the Company.

(b)	High Degree of Risk. The Investor realizes that this investment involves a high degree of risk, including, without limitation, the risks related to the business and industry of the Company identified in the Company’s annual report on Form 10-KSB for the year ended December 31, 2001 and other filings the Company has made with the SEC and the following risks related to this offering:

•	the Company needs additional capital, which it may not obtain;

•	if additional financing is not obtained, the Company may be unable to repay the Bridge Notes and may need to pursue other strategic courses of action, which may significantly adversely impact the liquidity of the Company’s securities, the status of the Company as a public company and the business operations of the Company;

•	there are substantial restrictions on the transfer of the Securities;

•	the market price for the Company’s stock is volatile;

•	the market for the Company’s common stock is limited and may be further limited if the Company’s common stock is delisted from the Nasdaq SmallCap Market; and

•	investors will be relying on management’s judgment regarding the use of proceeds from this offering.

(c)	Ability to Bear the Risk. The Investor is able to bear the economic risk of the investment, including the total loss of such investment.

(d)	Business Sophistication. The Investor is experienced and knowledgeable in financial and business matters to the extent that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

(e)	Residency. The Investor is a resident of the state and country set forth on the Signature Page. The Securities are being purchased by the Investor in the Investor’s name solely for the Investor’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

(f)	Accredited Status. To the extent so indicated on the signature page, the Investor is an “accredited investor” as such term is defined by Regulation D of the Securities Act of 1933, as amended (the “Act”).

(g)	Each Investor that is not a “U.S. Person” as that term is defined in Regulation S of the Act:

(1)	certifies that he/she/it is not a “U.S. Person” as that term is defined in Regulation S of the Act, and is not acquiring the Securities for the account or benefit of any U.S. Person, or else is a U.S. Person purchasing securities in a transaction that does not require registration under the Act; and

(2)	agrees to exercise his/her/its rights under the Bridge Note and Bridge Warrant, if at all, only in accordance with the provisions of Regulation S, in conjunction with a registration under the Act, or pursuant to an available exemption from such registration, and further agrees not to engage in hedging transactions with regard to the Conversion Shares and Warrant Shares unless in compliance with the Act.

12.     Investment Purpose in Acquiring the Securities. The Investor and the Company acknowledge that the Securities have not been registered under the Act or applicable state securities laws and that the Securities will be issued to the Investor in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Investor’s and the Company’s representations and agreements contained herein. The Investor is acquiring the Securities for the account of the Investor for investment purposes only and not with a view to their immediate resale or distribution. The Investor has no present intention to divide his, her or its participation with others or to resell or otherwise dispose of all or any part of the Securities. In making these representations, the Investor understands that, in the view of the Commission, exemption of the Securities from the registration requirements of the Act would not be available if, notwithstanding the representations of the Investor, the Investor has in mind merely acquiring the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

13.     Compliance with Securities Act. The Investor agrees that if the Securities or any part thereof are sold or distributed in the future, the Investor shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. The Investor agrees that the Investor will not transfer any part of the Securities without: (i) obtaining a “no action” letter from the Commission and applicable state securities commissions; (ii) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws; or (iii) registration.

14.     Lockup. The Investor will not, for a period of 180 days after the issuance of each of the Securities (i.e., Bridge Note, Bridge Warrant, Conversion Shares and Warrant Shares), sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Securities or sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the Securities beneficially held by the Investor except in accordance with the terms of this Agreement, the Bridge Note and Bridge Warrant. The foregoing restrictions do not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by these restrictions.

15.     Restrictive Legends. The Investor agrees that the Company may place one or more restrictive legends on any certificates evidencing the Securities containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law, and are subject to a subscription and investment representation agreement. They may not be sold, offered for sale, transferred, assigned, pledged or otherwise distributed for value unless there is an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or the Company receives an opinion of counsel acceptable to the Company stating that such transaction is exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and under the applicable state securities laws.

Sale or other transfer of these securities is further restricted for up to 180 days following the issuance hereof by the terms of a Bridge Loan and Investment Agreement, a copy of which is available for inspection at the offices of the Company.

16.     Transfer Order. The Investor agrees that the Company may place a stop transfer order with its registrar and transfer agent (if any) covering the Securities.

17.     Knowledge of Restrictions upon Transfer of the Securities. The Investor understands that the Securities are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the Investor must bear the economic risk of an investment in the Securities for an indefinite period of time and may have extremely limited opportunities to dispose of the Securities.

18.     Relationship to Brokerage Firms. If any of the following questions can be answered in the affirmative by the Investor, the Investor agrees to provide the Company with a written notice that includes an explanation of such brokerage firm relationships:

(a)	Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm?

(b)	Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-laws, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm?

(c)	Do you own 5% or more of the voting securities of any brokerage firm?

(d)	If the Investor is an entity, is any director, officer, partner or 5% owner of the Investor also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a brokerage firm?

19.     Delivery of Bridge Note and Bridge Warrant. Upon acceptance of this Agreement by the Company, the Bridge Note will be registered in the name of the Investor and will be delivered via certified mail or overnight delivery to the address of the Investor set forth on the Signature Page. If the Next Financing has not occurred on or prior to March 31, 2003, the Bridge Warrants will be registered in the name of the Investor and will be delivered via certified mail or express delivery to the address of the Investor set forth on the signature page.

20.      Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Investor without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

21.     Representations to Survive Delivery. The representations, warranties and agreements of the Company and of the Investor contained in this Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Company, and the issuance to the Investor of the Bridge Notes and Bridge Warrants.

22.     Miscellaneous Provisions.

(a)	Indemnification. The Investor agrees to indemnify the Company, and each current and future officer, director, employee, agent and shareholder of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys’ fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Investor contained in this Agreement, including without limitation any violation or alleged violation of the registration requirements of the Act or applicable state law in connection with any subsequent sale of the Securities or any portion thereof by Investor.

(b)	Arbitration. Any dispute regarding this Agreement or the Investor’s investment in the Company (including without limitation claims pursuant to federal or state securities laws), including any claim which is made against any placement agent or broker-dealer involved in the offer or sale of the Securities, shall be resolved by arbitration which shall be the sole forum for resolution of any such disputes. Unless otherwise agreed by the parties, any such proceedings shall be brought in Minneapolis, Minnesota U.S.A. pursuant to the Rules and Code of Arbitration of the American Arbitration Association, except that if a bona fide claim is made against the Company, and a placement agent or broker-dealer is named in connection with such claim, then such claim shall be brought pursuant to the Rules and Code of Arbitration of the National Association of Securities Dealers, Inc.

(c)	Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Minnesota without reference to Minnesota conflict of laws provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

(d)	Notice. All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been delivered hereunder: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile or timely delivered to a reputable express courier, on the next business day following the day so transmitted or delivered; or (iii) if delivered by mail, on the seventh business day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

(e)	Counterparts. This Agreement may be executed by the Company and by the Investor in separate counterparts, each of which shall be deemed an original.

(signature pages follow)

INDIVIDUAL SIGNATURE PAGE

     All individual Investors must complete and sign this page. If the individual is investing through an Individual Retirement Account, then both the individual investor and the IRA Custodian must sign this page. Where the Bridge Notes and Bridge Warrants are to be held in joint tenancy or tenancy in common, both parties must sign and, if applicable, both Social Security numbers should be indicated.

1.	Investor Name(s) (please print):

2.	Social Security Number(s) for U.S. Investors:

3.	Form of Ownership (e.g., individual, joint, tenants in common, community property):

4.	Residence Address:

5.	Mailing Address:

6.	Home: Tel. No. ; Facsimile No. Business: Tel. No. ; Facsimile No.

7.	Principal Amount of Bridge Note:

8.	Accredited Investor ☐ Non-Accredited Investor ☐

INDIVIDUAL INVESTOR SIGNATURE:

Date:

SECOND SIGNATURE (if applicable):

Date:

IRA CUSTODIAN SIGNATURE (if applicable):

Date:

By (print name):
IRA Custodian

ENTITY INVESTOR SIGNATURE:

By	___________________________________________		Date:	________________________
	Its	________________________________________

ACCEPTANCE:

MAKEMUSIC! INC. hereby executes this Agreement as of the date set forth below.

By	___________________________________________		Date:	________________________
	Its	________________________________________

Schedule to Bridge Loan and Investment Agreement between MakeMusic! Inc. and Investors identified below

	Principal Amount of
Investor Name	Bridge Note	Date

Gordon Buchanan	$37,000	10/15/2002
François de Gaspé Beaubien	63,380	09/30/2002
Chantal Debizet	10,000	09/29/2002
François Duliège	50,000	09/27/2002
FCPR Robertsau Investment	40,000	09/30/2002
Philip A. Forman	25,000	09/26/2002
Roy L. Heenan	15,000	09/28/2002
International Sequoia Investments Ltd.	50,000	09/30/2002
J. M. Hixon Partners LLC	40,000	09/30/2002
Anthony J. Lafleur	25,000	09/30/2002
Philip Sean Lafleur	100,000	09/30/2002
James C. Larmett	37,000	10/15/2002
Les Placements Monteyric Inc.	75,000	09/29/2002
Jasper Malcolmson	18,000	09/27/2002
William Morneau Jr	15,000	09/30/2002
Clinton H. Morrison	25,000	09/26/2002
Morrison Associates Limited Partnership	25,000	09/26/2002
Claude Ronco	10,000	09/29/2002
Nicolas Ronco	20,000	09/30/2002
Robert Vinci	10,000	09/27/2002
Benson K. Whitney	60,000	09/30/2002

Exhibit A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

SALE OR OTHER TRANSFER OF THESE SECURITIES IS FURTHER RESTRICTED FOR UP TO 180 DAYS FOLLOWING THE ISSUANCE DATE OF THIS NOTE BY THE TERMS OF A SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

MAKEMUSIC! INC.

10% SUBORDINATED PROMISSORY NOTE

Principal: $	,2002

Note No.: 2002 BN-	Minneapolis, Minnesota

     FOR VALUE RECEIVED, the undersigned, MakeMusic! Inc., organized and existing under the laws of the State of Minnesota, whose mailing address is 6210 Bury Drive, Eden Prairie, MN 55346, and its successors and assigns (the “Maker”), for value received, hereby unconditionally promises to pay to the order of          , a resident of            , having a mailing address of           , and its successors and assigns (the “Holder”), at such place as may be designated from time to time by the Holder, any outstanding unpaid principal together with all accrued and unpaid interest thereon in accordance with the terms of this promissory note (the “Bridge Note”). The Bridge Note is being issued in connection with a placement of Bridge Notes being conducted by the Company to raise up to $800,000 pursuant to the terms of Bridge Loan and Investment Agreements. This Bridge Note and the Holder hereof are entitled to all the benefits provided for in the Bridge Loan and Investment Agreement, or which are referred to therein, pursuant to which this indebtedness was incurred and is to be repaid. The provisions of the Bridge Loan and Investment Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

Acceptance of this Bridge Note by the Holder shall be deemed agreement by the Holder of the terms in this Bridge Note.

1.     Accrued Interest and Payment. This Bridge Note shall accrue interest at the rate of 10% per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve (12) 30-day months. All payments under this Section shall be made in U.S. dollars and by check mailed by the Maker to the address of the Holder set forth above. If not converted as set forth in Section 5 below, fifty percent (50%) of the outstanding principal and unpaid accrued interest on the Bridge Notes shall be due and payable in four (4) equal monthly installments beginning September 30, 2003 and ending December 31, 2003. The remaining outstanding principal and unpaid accrued interest shall be due and payable in four (4) equal monthly installments beginning September 30, 2004 and ending December 31, 2004. The Bridge Notes may be prepaid in whole or in part without penalty any time after March 31, 2003.

2.     Security. Except as provided below, payment of this Bridge Note is unsecured in all respects. In the event the Next Financing (as defined below) has not occurred on or before March 31, 2003, the Bridge Notes shall become secured by all of the Company assets pursuant to a Security Agreement between the Company and Holder (the “Security Agreement”), the form of which is attached to the Bridge Loan and Investment Agreement as Exhibit C.

3.     Subordination. The term “Senior Indebtedness” shall mean all principal of (and premium of, if any) and unpaid interest on all indebtedness of the Maker, and with respect to which the Maker is a guarantor (but excluding indebtedness guaranteed solely for the benefit of officers, directors, employees or consultants of the Maker), and except as provided to the contrary herein, regardless of whether incurred on, before or after the date of this Bridge Note up to an aggregate amount of $1,000,000: (i) for money borrowed from any bank, insurance company, or other lending institution regularly engaged in the business of lending money, whether or not secured including, without limitation, Itasca Business Credit, Inc.; (ii) for indebtedness in connection with the acquisition or lease of capital equipment; and (iii) in connection with any deferral, renewal or extension of any indebtedness described in (i) or (ii) above or any debentures, notes, or other evidence of the Maker’s indebtedness issued in exchange for indebtedness described in (i) or (ii) above. The Maker covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of the principal and the interest on this Bridge Note is expressly subordinated in right of payment to the payment in full of all principal and interest of Senior Indebtedness of the Maker. Notwithstanding the foregoing, payment of principal or interest may be made hereunder unless the Company is in default, or if the making of any payment hereunder would result in a default, with respect to the payment of amounts of any Senior Indebtedness. This note or instrument is subject to the Debt Subordination Agreement dated of even date herewith between Holder, the Maker and Itasca Business Credit, Inc., which agreement is made a part hereof by reference. The Holder of the Bridge Note agrees to execute such other documents regarding this subordination provision as may be required by any holder of senior indebtedness.

4.     Compliance with Securities Laws and Other Transfer Restrictions.

     (a)  The Holder of this Bridge Note, by acceptance hereof, agrees, represents and warrants that this Bridge Note is being acquired for investment, that the Holder has no present intention to resell or otherwise dispose of all or any part of this Bridge Note, and that the Holder will not offer, sell or otherwise dispose of all or any part of this Bridge Note except under circumstances which will not result in a violation of the Act or applicable state securities laws. The Maker may condition any transfer, sale, pledge, assignment or other disposition on the receipt, from the party to whom this Bridge Note is to be so transferred, of any representations and agreements requested by the Maker in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws.

     (b)  In the event the Holder of this Bridge Note desires to transfer this Bridge Note, the Holder shall provide the Maker with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and an opinion of counsel (reasonably acceptable to the Maker) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such Holder shall be entitled to transfer this Bridge Note in accordance with the notice delivered by such Holder to the Maker. If, in the opinion of the counsel referred to in this Subsection, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Bridge Note, the Maker shall give written notice thereof to the Holder hereof, and such Holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law.

     (c)  The Maker may place one or more restrictive legends on the Bridge Note, which legends set forth the restrictions contained herein, and may further place a “stop transfer” restriction in the Maker’s books and records with respect to the Bridge Note. The restrictions set forth in this Bridge Note shall be binding upon any holder, donee, assignee or transferee of the Bridge Note.

5.     Automatic Conversion of Bridge Note.

     (a)  Conversion. Subject to and upon compliance with the provisions of this Bridge Note, the principal amount of this Bridge Note or any Bridge Notes issued in exchange for it and accrued interest up to the date of conversion shall be automatically converted in whole into fully paid and nonassessable Conversion Shares (as defined below) at the Conversion Price (as defined below), upon the occurrence of the Next Financing (as defined below) prior to March 31, 2003. The “Next Financing” shall mean the next financing of equity or debt with equity features by the Company involving the receipt by the Company on or before March 31, 2003 of commitments for aggregate gross proceeds of at least $1 million inclusive of the converted Bridge Notes. The “Conversion Shares” shall mean the shares of capital stock issued by the Company in the Next Financing. The “Conversion Price” shall be equal to the price per share of the capital stock issued in the Next Financing multiplied by 0.75. The number of Conversion Shares issuable upon conversion of the Bridge Notes under this Section 5 shall be calculated by dividing the outstanding principal and accrued interest of the Bridge Notes by the Conversion Price, which is the per share offering price in the Next Financing multiplied by 0.75. To the extent warrants are issued in the Next Financing, (i) the warrant exercise price of such warrants issued to holders of Bridge Notes upon conversion shall be the lesser of $0.05 per share or the warrant exercise price of the warrants issued to investors in the Next Financing, and (ii) the warrants issued to holders of Bridge Notes shall expire five (5) years from the date of issuance, or earlier upon a merger or sale of substantially all of the Company’s assets and (iii) the sale or transfer of any shares acquired upon the exercise of any such warrants issued to holders of Bridge Notes shall be prohibited for no less than six (6) months.

     (b)  Surrender of Bridge Note. Upon the occurrence of the Next Financing, the Company shall issue the Holder of the Bridge Note a written notice indicating that the Next Financing has occurred, the terms of the Next Financing and the number of shares into which the Bridge Note has converted. Within ten (10) business days of delivery of this written notice, the Company shall issue the securities to which the Bridge Note Holder is entitled in the name of the Bridge Note Holder as it appears on the Company’s records. Such securities shall be delivered by express mail or certified mail to the Bridge Note Holder at the address specified for such holder in the Company’s records. Upon receipt of the notice regarding the occurrence of the Next Financing, the Bridge Note Holder shall surrender the Bridge Note to the Company. As of the date of the Next Financing, conversion pursuant to Section 5(a)(i) shall be deemed to have been made and the Bridge Notes shall be deemed cancelled with no further obligations thereunder by the Company, regardless of surrender of the Bridge Note to the Company. The person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date. Upon conversion of this Bridge Note, the Company may require the Holder, as a condition of conversion or receipt of Conversion Shares, to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the Holder or other person who is obtaining the shares to be obtained by any conversion, is an accredited investor within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act.

     (c)  Fractional Shares. No fractional shares shall be issued upon conversion of the Bridge Note. Any fractional shares shall be rounded up to the nearest whole share.

6.     Rights as Shareholder. This Bridge Note does not entitle the Holder to any right to vote or receive dividends or any other rights as a shareholder of the Maker.

7.     Events of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an “Event of Default” hereunder:

     (a)  if the Company fails to pay when due any amount payable to the Holder under the terms of this Bridge Note and such failure to pay is not cured by the Company within thirty (30) days after written notice thereof is delivered by the Holder to the Company; or

     (b)  if the Company makes an assignment for the benefit of creditors; or

     (c)  if any order, judgment, or decree is entered adjudicating the Company bankrupt or insolvent; or

     (d)  if the Company petitions or applies to any tribunal for the appointment of a trustee or receiver or commences any proceeding under any bankruptcy, reorganization, insolvency, dissolution or liquidation law of any jurisdiction; or

     (e)  if the Company materially breaches any of its agreements or covenants contained in the Bridge Loan and Investment Agreement and such breach is not cured by the Company within thirty (30) days after written notice thereof is delivered by the Holder to the Company, or any of the representations and warranties made by the Company therein are untrue in any material respect.

The Company shall immediately notify the Holder in writing of the occurrence of any Event of Default. Notwithstanding the provisions set forth above respecting at what time a demand for repayment may be made by the Holder hereof, upon or at any time following an Event of Default, the Holder (i) may immediately declare the unpaid principal balance of and all interest accrued on this Bridge Note to be immediately due and payable and such amounts shall then be due and payable without further demand, presentment or notice of any kind, all of which are hereby waived by the Company; and (ii) may exercise, in addition to the rights and remedies granted in this Bridge Note, all of the rights and remedies of a Holder under applicable law.

8.     Miscellaneous Provisions.

     (a)  No amendment hereunder shall be effective unless in writing signed by the Maker and the holders of at least a majority of outstanding principal due on all bridge notes issued by the Company on even date herewith pursuant to the Bridge Loan and Investment Agreements. No waiver hereunder shall be effective unless in writing, signed by the party to be charged. Neither the failure on the part of the Holder in exercising any right or remedy, nor any single or partial exercise of any other right or remedy, shall operate as a waiver. The acceptance by the Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options hereunder at that time or at any subsequent time.

     (b)  The Maker hereby: (i) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Bridge Note, and (ii) except as provided in Section 1 of this Bridge Note, agrees that the Holder has, subject to the prior written request or approval of the Maker, the right (but not the obligation) to grant any extension of time for payment of any indebtedness evidenced by this Bridge Note.

     (c)  The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Maker and Holder. This Bridge Note shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to such state’s choice of law principles.

     (d)  No recourse for the payment of the principal of or any interest on this Bridge Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Maker in any Bridge Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director as such, past, present or future, of the Maker or of any successor corporation either directly or through the Maker or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     (e)  Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Bridge Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Bridge Note, if mutilated, the Maker will make and deliver a new Bridge Note of like tenor and dated as of the initial Bridge Note, in lieu of this Bridge Note.

     (f)  This Bridge Note has been issued pursuant to and is subject to the terms and provisions of that certain Bridge Loan and Investment Agreement of even date herewith between the Maker and the Holder, the terms and provisions of which are incorporated herein by reference with the same force and effect as if fully set forth herein. To the extent the terms of the Bridge Note and the Bridge Loan and Investment Agreement are inconsistent, the terms of this Bridge Note shall control.

     (g)  All notices or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been sufficiently given: (i) if delivered by hand, when such notice is received from the notifying party; (ii) if transmitted by facsimile or timely delivered to a reputable express courier, on the next business day following the day so transmitted or delivered; or (iii) if delivered by mail, on the seventh day following the date such notice or other communication is deposited in the U.S. Mail for delivery by certified or registered mail addressed to the other party, or when actually received, whichever occurs earlier.

     IN WITNESS WHEREOF, the Maker has caused this Bridge Note to be executed by its authorized representative, who certifies that he has all necessary authority on behalf of the Maker to execute this Bridge Note and bind the Maker to the terms hereof.

MAKEMUSIC! INC.

By

Its

FORM OF ASSIGNMENT

MAKEMUSIC! INC.

     FOR VALUE RECEIVED, the undersigned registered owner of this 10% Subordinated Promissory Note (the “Bridge Note”) hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Bridge Note as set forth below:

Name of Assignee	Address	Principal Amount of Note

and does hereby irrevocably constitute and appoint             Attorney to make such transfer on the books of MAKEMUSIC! INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Bridge Note is necessary to effect any assignment or transfer.

Dated: ,	Dated: ,

Signature	Second Signature (if necessary)

Print Name	Print Name

Exhibit B

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION OR QUALIFICATION OR (ii) IF AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO THE COMPANY.

SALE OR OTHER TRANSFER OF THESE SECURITIES IS FURTHER RESTRICTED FOR UP TO 180 DAYS FOLLOWING THE ISSUANCE OF THIS WARRANT BY THE TERMS OF A BRIDGE LOAN AND INVESTMENT AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
MAKEMUSIC! INC.

VOID AFTER 5:00 P.M. MINNEAPOLIS, MINNESOTA TIME ON APRIL 1, 2008

Issuance Date:	April 1, 2003	Warrant No. BW-

     THIS CERTIFIES that, subject to the terms and conditions herein set forth,

or registered assigns, is entitled to purchase from MAKEMUSIC! INC., a Minnesota corporation (the “Company”), at any time after the Issuance Date and prior to the fifth anniversary of the issuance date,                      shares of Common Stock (as defined below) (the “Warrant Shares”) at the Warrant Exercise Price (as defined below). The Warrant Shares are equal to three (3) shares of Common Stock for each $1.00 of principal amount outstanding on March 31, 2003 pursuant to the Bridge Note (as defined below) issued to the original holder of this Bridge Warrant pursuant to the terms of the Bridge Loan and Investment Agreement between such original holder and the Company dated                      , 2002. The $.01 par value common stock of the Company is herein referred to as the “Common Stock”. The “Warrant Exercise Price” shall be $0.01 per share.

     This Bridge Warrant is being issued in connection with a placement of promissory notes (“Bridge Notes”) being conducted by the Company to raise up to $800,000 and pursuant to the terms of the Bridge Loan and Investment Agreement between the Company and the original holder of this Bridge Warrant dated                      , 2002. This Bridge Warrant and the holder hereof are entitled to all the benefits provided for in the Bridge Loan and Investment Agreement, or which are referred to therein to which this indebtedness was incurred and is to be repaid. The provisions of the Bridge Loan and Investment Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

     This Bridge Warrant and the rights granted hereby are subject to the following terms and conditions:

1.     Adjustment of Warrant Exercise Price and Number of Warrant Shares. The provisions in this Bridge Warrant relating to the Warrant Exercise Price and the number of Warrant Shares to be issued upon exercise of this Bridge Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section.

     (a)  Upon each adjustment of the Warrant Exercise Price, the holder of this Bridge Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     (b)  In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Bridge Warrant shall be proportionately increased, and conversely, in case the Company’s outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Bridge Warrant shall be proportionately reduced.

     (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (“Substituted Property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Bridge Warrant, and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the holder if it had exercised this Bridge Warrant and had received upon exercise of this Bridge Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger, or sale. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to the holder such Substituted Property as, in accordance with the foregoing provisions, the holder may be entitled to purchase.

     (d)  If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 2(b) or 2(c), but which should, in the Company’s reasonable judgment, result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to the Bridge Warrant in order to fairly protect the purchase rights of the holder, an appropriate adjustment in such purchase rights shall be made by the Company.

     (e)  Upon any adjustment of the Warrant Exercise Price or the number of shares issuable upon of this Bridge Warrant, the Company shall give written notice thereof, by express delivery or first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Bridge Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

2.     No Fractional Shares. No fractional shares will be issued in connection with any exercise of this Bridge Warrant. In lieu of any fractional share which would otherwise be issuable, the Company shall round up to the nearest whole number of shares.

3.     No Shareholder Rights. This Bridge Warrant shall not entitle its holder to vote, receive dividends or exercise any of the rights of a shareholder of the Company prior to exercise of this Bridge Warrant.

4.     Covenants of the Company. The Company covenants that during the period this Bridge Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Warrant Shares upon the exercise of this Bridge Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Bridge Warrant will, upon payment and issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock.

5. Exercise of Bridge Warrant. This Bridge Warrant may be exercised by the registered holder, in whole or in part, by providing the Company with at least 10 business days’ written notice of such holder’s intent to exercise and by surrendering this Bridge Warrant at the principal office of the Company, together with the Exercise Form attached hereto duly executed, accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in cash or check payable to the Company. Notwithstanding anything to the contrary in this Bridge Warrant, in no event shall a partial exercise be for Warrant Shares with an aggregate exercise price of less than $1,000. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Bridge Warrant shall be issued by the Company to the registered holder for the number of Warrant Shares with respect to which this Bridge Warrant shall not have been exercised. A Bridge Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of this Bridge Warrant, a completed Exercise Form, all documents the Company may reasonably request from the holder for the purpose of complying with applicable securities and other laws, and payment for the number of Warrant Shares being acquired upon exercise of this Bridge Warrant. The holder entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

After such date, the Company shall issue and deliver to the holder or holders entitled to receive the same, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

     The holder has been advised that the Warrant Shares and the Bridge Warrant are not being registered under the Act, or state securities laws pursuant to exemptions from the Act and such laws, and that the Company’s ability and obligation to issue Warrant Shares are dependent upon the availability of exemptions from registration under the Act and state securities law. In the event that the Company does not meet the requirements for an exemption to registration under the Act and state securities laws for issuance of the Warrant Shares upon exercise of the Bridge Warrant, the Company shall issue the Warrant Shares at the first opportunity an exemption is available, but shall not be under any obligation to register the Warrant Shares under the Act at any time.

     Notwithstanding anything herein to the contrary, the Company shall have the right to delay any exercise for the purpose of ensuring the availability of an exemption under applicable securities laws for the issuance of the Warrant Shares to the holder in light of the transactions by the Company in its securities. If the Company elects to delay any such exercise, the Company shall inform the holder, in writing, of such delay and the terms of such delay. Any such delay shall not lead to any change in the Warrant Price or the terms of the Bridge Warrant and shall not extend the term of any Bridge Warrant unless such delay would extend past the expiration date of such Bridge Warrant. In such case, the expiration date shall be extended to thirty (30) days after the end of such delay.

6.     Acceleration of Warrant Termination. For purposes of this section, “Change of Control” shall mean the sale or lease of all or substantially all of the Company’s assets or a merger or other transaction in which the holders of the Company’s voting capital stock before such transaction hold less than fifty percent of the outstanding voting capital stock of the successor entity after the transaction. Immediately prior to the Company completing a Change of Control, the Company shall automatically have the right to call and terminate the Warrant, without paying any additional consideration. The Company shall deliver prior written notice to the holder (“Call Notice”) of a Change of Control and the effectiveness of the call right. The holder shall have thirty (30) days from the date of the Call Notice (“Call Period”) during which the holder may exercise the Warrant. If the Warrant is not exercised during the Call Period, the holder shall deliver the Warrant to the Company for cancellation. Cancellation of the Warrant shall be effective on the Company’s books and records notwithstanding the holder’s failure to deliver the Warrant to the Company for cancellation.

7.     Compliance with Securities Laws and Other Transfer Restrictions.

     (a) The holder of this Bridge Warrant, by acceptance hereof, agrees, represents and warrants that this Bridge Warrant and the Warrant Shares which may be issued upon exercise hereof are being acquired for investment, that the holder has no present intention to resell or otherwise dispose of all or any part of this Bridge Warrant or any Warrant Shares, and that the holder will not offer, sell or otherwise dispose of all or any part of this Bridge Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or applicable state securities laws. The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt from the party to whom this Bridge Warrant is to be so transferred or to whom Warrant Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Upon exercise of this Bridge Warrant, the holder hereof shall, if requested by the Company, confirm in writing holder’s investment purpose and acceptance of the restrictions on transfer of the Warrant Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Warrant Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws.

     (b)  In the event the holder of this Bridge Warrant desires to transfer this Bridge Warrant, the holder shall provide the Company with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such holder shall be entitled to transfer this Bridge Warrant in accordance with the notice delivered by such holder to the Company. If, in the opinion of the counsel referred to in this Section, the proposed transfer or disposition described in the written notice given may not be effected without registration or qualification of this Bridge Warrant, the Company shall give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law. The Company may place one or more restrictive legends on the Bridge Warrant or any certificates representing the Warrant Shares which set forth the restrictions contained herein, and may further place a “stop transfer” restriction in the Company’s books and records with respect to the Bridge Warrant and any Warrant Shares. The restrictions set forth in this Bridge Warrant shall be binding upon any holder, donee, assignee or transferee of the Bridge Warrant or the Warrant Shares.

     (c)  The holder will not, for a period of 180 days after the issuance date of this Warrant, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Warrants or Warrant Shares or sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the Warrants or Warrant Shares beneficially held by the holder. The foregoing restrictions do not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by these restrictions.

8.     Registration Rights.

     (a) If at any time after the issuance date of this Warrant and prior to the end of the one-year period following complete exercise of this Warrant or April 1, 2009, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to the holder of this Warrant, any Warrants issued in exchange hereof and any Warrant Shares of its intention to do so and, on the written request of any such holder given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the holder of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such holder for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter, which number may be zero.

     (b)  With respect to each inclusion of securities in a registration statement pursuant to this Section 8, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling holders, underwriting discounts and commissions, and transfer taxes for selling holders and any other expenses relating to the sale of securities by the selling holders not expressly included above shall be borne by the selling holders;

     (c)  The Company hereby indemnifies the holder of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such holder, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any preliminary prospectus or any state securities law filings related to the registration of the Warrant Shares pursuant to this Section 8; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein. Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs any such registration statement related to the registration of the Warrant Shares pursuant to this Section 8, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

9. Subdivision of Bridge Warrant. At the request of the holder of this Bridge Warrant in connection with a transfer or exercise of a portion of the Bridge Warrant, upon surrender of such Bridge Warrant for such purpose to the Company, the Company will issue and exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company’s obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

10.     Loss, Theft, Destruction or Mutilation of Bridge Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Bridge Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Bridge Warrant, if mutilated, the Company will make and deliver a new Bridge Warrant of like tenor and dates as of such cancellation, in lieu of this Bridge Warrant.

11.     Miscellaneous. This Bridge Warrant shall be governed by the laws of the state of Minnesota without reference to such state’s choice of laws provisions. The headings in this Bridge Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Bridge Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Bridge Warrant shall be by certified mail, return receipt requested, or by overnight delivery service to the address furnished to the Company in writing by the last holder of this Bridge Warrant who shall have furnished an address to the Company in writing. Delivery shall be deemed to have occurred on the date three (3) days after depositing the notice in the U.S. mail or one (1) day after delivery of such notice to a reputable overnight delivery service.

     ISSUED this      day of      , 2003.

MAKEMUSIC! INC.

By

Its

FORM OF ASSIGNMENT

MAKEMUSIC! INC.

     FOR VALUE RECEIVED, the undersigned registered owner of this Bridge Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Bridge Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint __________________ Attorney to make such transfer on the books of MAKEMUSIC! INC. maintained for the purpose, with full power of substitution in the premises. The undersigned understands that compliance with the provisions of the Bridge Warrant is necessary to effect any assignment or transfer.

Dated: ___________________________ , _____

Signature

Print Name

EXERCISE FORM

MAKEMUSIC! INC.

(To be executed only upon exercise of Bridge Warrant)

     The undersigned registered owner of this Bridge Warrant irrevocably exercises this Bridge Warrant for and purchases ___________________ of the number of shares of Common Stock of MAKEMUSIC! INC. purchasable with this Bridge Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Bridge Warrant.

     The undersigned agrees to deliver a completed and executed subscription, investment or similar document requested by the Company in connection with the purchase of shares of Common Stock upon exercise of this Bridge Warrant.

Dated: _________________________ , _______

Signature of Registered Owner

Street Address

City, State, Zip Code

IRS Identification Number

Exhibit C

SECURITY AGREEMENT

DATE:	April 1, 2003

DEBTOR:	MakeMusic! Inc.	Tax I.D. #41-1716250
6210 Bury Drive
Eden Prairie, MN 55346

SECURED PARTY: Those certain creditors identified on Attachment A (“Creditors”)

RECITALS:

A.	The Creditors have made loans to Debtor in the respective amounts set forth opposite each Creditor’s name on Attachment A and have received from Debtor promissory notes in such amounts (the “Notes”) dated as indicated in Attachment A.

B.	Debtor has agreed to secure the payment of the Notes by pledging, as security therefore, the assets owned by the Debtor.

C.	Creditors have signed an Intercreditor Agreement dated April 1, 2003 pursuant to which they have appointed as their agent, with the authority to, among other things, execute this Security Agreement on their behalf.

AGREEMENT:

          1. Security Interest and Collateral. To secure the payment of outstanding principal and interest on the Notes by Debtor to Secured Party and the performance of every liability and obligation of every type and description that Debtor may now or at any time hereafter owe to Secured Party or pursuant to this Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is absolute or contingent, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof collectively referred to herein as the “Obligations”), Debtor hereby grants Secured Party a security interest (the “Security Interest”) in all of Debtor’s property (the “Collateral”), including without limitation the following:

A.	Inventory. All inventory of Debtor, whether now owned or hereafter acquired and wherever located and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business, and all goods of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation all computer programs embedded in goods, and all other Inventory and Goods of the Debtor, as such terms may be defined in the Uniform Commercial Code as may be in effect in the State of Minnesota from time to time (the “UCC”);

B.	Equipment. All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future equipment, machinery, tools, motor vehicles, trade fixtures, furniture, furnishings, office and recordkeeping equipment and all goods for use in Debtor’s business and all other Equipment of the Debtor, as such term may be defined in the UCC, together with all parts, equipment and attachments relating to any of the foregoing;

C.	Accounts, Contract Rights and Other Rights to Payment: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license, assignment or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel paper, accounts, license fees, contract rights, loans and obligations receivable and tax refunds and all other Accounts of the Debtor, as such term may be defined in the UCC;

D.	Instruments: All instruments, chattel paper, letters of credit or other documents of Debtor, whether now owned or hereafter acquired, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances; all rights and interests of Debtor, whether now existing or hereafter created or arising, under leases (where Debtor is the lessor), licenses or other contracts, in each case where assignment for security purposes is not expressly prohibited by the terms of such instruments and all other Instruments of the Debtor, as such term may be defined in the UCC;

E.	Deposit Accounts and Investment Property: All right, title and interest of Debtor in all deposit and investment accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other property deposited or held therein, including, without limitation, any checking account, savings account, escrow account, savings certificate and margin account, and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, and commodity accounts and all other Deposit Accounts and Investment Property of the Debtor, as such terms may be defined in the UCC;

F.	General Intangibles: All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, tradenames, customer lists, permits and franchises, software, all licenses of any of the foregoing and the right to use Debtor’s name, and any and all membership interests, governance rights, and financial rights in each and every limited liability company, and all payment intangibles and all other General Intangibles of the Debtor, as such term may be defined in the UCC;

G.	Chattel Paper: All Chattel Paper of the Debtor, whether tangible or electronic, as such term may be defined in the UCC;

H.	Supporting Obligations, Embedded Software, etc.: All of Debtor’s rights, whether now existing or hereafter acquired, in promissory notes, documents, embedded software, letter of credit rights and supporting obligations (and security interests and liens securing them) as such terms may be defined in the UCC; and

together with all substitutions and replacements for and products of any of the foregoing property to which Debtor has title and proceeds of any and all of the foregoing property together with (i) all accessories, attachments, parts, equipment, accessions and repairs and embedded software now or hereafter attached or affixed to or used in connection with any such goods, (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and (iii) all books and records of Debtor related to the Collateral.

          2. Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

2.1. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota, and the state of Minnesota has been Debtor’s state of organization since the date of Debtor’s organization. Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest. Debtor’s taxpayer identification number is the number shown at the beginning of this Agreement. Debtor’s organizational identification number is the number shown at the beginning of this Agreement.

2.2. Debtor’s chief place of business is, and has been for the five years preceding the date of this Agreement, located at the address shown at the beginning of this Agreement. Debtor’s records concerning its accounts and contract rights are kept at such address. The Collateral is located at the address shown at the beginning of this Agreement and 24 Rue du President Wilson, 92300 Levallois-Perret, France. All Collateral has been located at the address shown at the beginning of this Agreement or at 24 Rue du President Wilson, 92300 Levallois-Perret, France, for the five years prior to execution of this Agreement. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s jurisdiction of organization or chief place of business and any change in or addition of any Collateral location. Debtor will take all such actions as Secured Party may reasonably request to permit Secured Party to establish and perfect the Security Interest in all jurisdictions Secured Party deems necessary, including but not limited to the execution, delivery or endorsement of any and all instruments, documents, assignments, security agreements and other agreements and writings that Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement.

2.3. Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances except those related to Senior Indebtedness (defined below). Debtor will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and those related to the Senior Indebtedness, and will defend the Collateral against all claims or demands of all persons other than Secured Party and the holders of Senior Indebtedness. Debtor will promptly pay or properly and timely contest all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

2.4. Until the Obligations are satisfied in full, Debtor will not, without Secured Party’s prior written consent, sell any of the Collateral or enter into any agreement that is inconsistent with Debtor’s obligations or Secured Party’s rights under this Agreement, except that Debtor may sell the Collateral in the ordinary course of business so long as such agreements are not inconsistent with Secured Party’s rights or Debtor’s obligations under the Bridge Loan and Investment Agreement of even date or this Agreement. Debtor further agrees that it will not take any action, or permit any action to be taken by others under its control, or fail to take any action, that would affect the validity of the Collateral or enforcement of Secured Party’s rights in the Collateral. In addition, Debtor agrees not to enter into any instruments, chattel paper, letters of credit or other documents, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances, which expressly prohibit assignment for security purposes.

2.5. This Agreement has been duly and validly authorized by all necessary action by Debtor.

2.6. Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof.

2.7. Debtor will at all reasonable times permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition. In the case of an Event of Default or if in connection with Secured Party’s evaluation of the Collateral pursuant to Section 1 of this Agreement, Secured Party reasonably deems itself to be inadequately secured, and provided that Secured Party keeps such information confidential, Secured Party may send and discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor after providing Debtor with 10-days’ advanced written notice of Secured Party’s intention to make such inquiries.

2.8. If Secured Party at any time so requests after the occurrence of an Event of Default, Debtor will promptly transfer to Secured Party any instrument, document, chattel paper, or investment properties constituting the Collateral, duly endorsed or assigned by Debtor.

2.9. Debtor will keep accurate and complete records pertaining to the Collateral and pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor’s business and financial condition as Secured Party may from time to time reasonably request.

2.10. Debtor will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest.

2.11. Debtor will pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

2.12. The Obligations have been incurred and the Collateral will be used primarily for business purposes.

2.13. All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to any modification, amendment or cancellation of any such obligation without Secured Party’s prior written consent except discounts provided by Debtor in the ordinary course of business, and except as provided in Section 8, will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

2.14. Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due on or under any instrument, chattel paper, account or contract right constituting Collateral.

2.15. Debtor will from time to time execute such financing statements as Secured Party may reasonably deem necessary in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title. In addition, Debtor authorizes Secured Party to file any financing statement the Secured Party deems necessary, describing any liens held by Secured Party. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Secured Party may determine, in its reasonable discretion, is necessary to ensure the perfection of the Security Interest, including, without limitation, describing such property as “all assets” or “all personal property.”

2.16 Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

2.17. If Debtor at any time fails to perform or observe any agreement contained in this Section 2, and if such failure shall continue for a period of 30 calendar days after Secured Party gives Debtor written notice thereof, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure. Debtor shall pay Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor (in the event Debtor does not cure any such failure during the above-described 30-day period), Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

            3. Account Verification and Collection Rights of Secured Party. Secured Party shall have the right to verify any accounts in the name of Debtor or in Secured Party’s own name; and Debtor, whenever requested pursuant to the terms of this Section, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose. Secured Party may at any time (whether before or after the occurrence of an Event of Default) notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time (whether before or after the occurrence of an Event of Default), Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

            4. Events of Default. The occurrence of any of the following shall, at the option of the Secured Party, be an Event of Default:

A. Any “Event of Default” (as defined in such agreement) by Debtor under any note or any other agreement evidencing the Obligations;

B. Debtor’s failure to comply with any representation, warranty or covenant hereunder if not cured within thirty (30) days after written notice;

C. Transfer or disposition of any of the Collateral, except as permitted by this Agreement; or

D. Attachment, execution or levy on any of the Collateral.

            5. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

5.1. declare all Obligations to be immediately due and payable, which shall then be immediately due and payable, without presentment or other notice or demand;

5.2. exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process if permitted by law or by judicial process, and the right to use, sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.2) at least 10 business days prior to the date of intended disposition or other action; or

5.3. exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, including specifically the right to use the Collateral, against Debtor or against any other person or property.

All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

          6. Other Personal Property. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

          7. Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party in the event of an Event of Default. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          8. Subordination. The term “Senior Indebtedness” shall mean all principal of (and premium of, if any) and unpaid interest on all indebtedness of the Debtor, and with respect to which the Debtor is a guarantor (but excluding indebtedness guaranteed solely for the benefit of officers, directors, employees or consultants of the Debtor), and except as provided to the contrary herein, regardless of whether incurred on, before or after the date of the Note: (i) for money borrowed from any bank, insurance company, or other lending institution regularly engaged in the business of lending money, whether or not secured, including, without limitation, Itasca Business Credit, Inc.; (ii) indebtedness incurred in connection with the acquisition or lease of capital equipment; and (iii) in connection with any deferral, renewal or extension of any indebtedness described in (i) or (ii) above or any debentures, notes, or other evidence of the Debtor’s indebtedness issued in exchange for indebtedness described in (i) or (ii) above. The Debtor covenants and agrees and the Secured Party covenants, expressly for the benefit of the present and future holders of Senior Indebtedness, that this security interest and the payment of the principal and the interest on the Note is expressly subordinated in right of payment to the payment in full of all principal and interest of Senior Indebtedness of the Debtor.

          9. Miscellaneous.

9.1. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

9.2. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at such other address as Debtor may subsequently provide to Secured Party.

9.3. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

9.4. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.

9.5. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Debtor shall have the same force and effects as the original for all purposes of a financing statement.

9.6. This Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

9.7. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

     ACCORDINGLY, this Agreement has been duly executed by the parties as of the date first set forth above.

MAKEMUSIC! INC.

By:

Its:

SECURED PARTY:

By:

, as Agent for the Creditors

ATTACHMENT A

Name and Address of Creditor	Principal	Date of Note